                                  EXHIBIT 12.1

                                 HENRY COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                             DECEMBER 31, 1997  DECEMBER 31, 1998
                                                                             -----------------  -----------------
EARNINGS:
Earnings before taxes                                                            $   2,221          $   1,581
Add: Fixed Charges*                                                                  2,361              7,188
                                                                                    ------             ------
                                                                                 $   4,582          $   8,769
*FIXED CHARGES
Interest expense                                                                 $   1,465          $   6,567
Interest on rent                                                                       896                451
Amortization of Debt Issuance Costs                                                     --                170
                                                                                    ------             ------
                                                                                 $   2,361          $   7,188
                                                                                    ------             ------
                                                                                    ------             ------
Ratio of Earnings to Fixed Charges                                                     1.9                1.2
                                                                                    ------             ------
                                                                                    ------             ------

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes plus fixed charges and "fixed charges" consist of interest expense and the portion of rents representative of an interest factor.